Exhibit 99.1

InfuSystem Holdings, Inc. 31700 Research Park Drive Madison Heights, MI 48071 248-291-1210

INVESTOR CONTACT:

Pat LaVecchia

Vice Chairman

Info@InfuSystem.com

800-962-9656

FOR IMMEDIATE RELEASE

Thursday, May 12, 2011

InfuSystem Holdings, Inc. Reports $13.0 Million of Revenues and $3.3 Million of Adjusted

EBITDA for the First Quarter of 2011

•	Revenues for the quarter increased 19%

•	Adjusted EBITDA for the quarter increased to $3.3 million

•	Cash from operations increased 47% from prior year

•	Fourteenth straight quarter of year over year growth

MADISON HEIGHTS, MICHIGAN, May 12, 2011—InfuSystem Holdings, Inc. (NYSE Amex: INFU), the leading provider of infusion pumps and related services, today reported results for the first quarter ended March 31, 2011.

Revenues for the first quarter of fiscal 2011 were $13.0 million compared with $10.9 million for the prior year, up 19 percent. Adjusted EBITDA for the first quarter of fiscal 2011 was $3.3 million, versus $3.2 million a year ago.

Mr. Sean McDevitt, Chief Executive Officer and Chairman, commented, “I am extremely pleased with the first quarter 2011 results. It is clear that the strategic decisions we have made are producing tangible benefits. The increased focus on operational improvements and execution are generating positive results today and position us well for the future. Looking forward, we continue to evaluate additional growth opportunities that would leverage our penetration in the oncology and the infusion markets , our expertise in billing, as well as our strong reputation for customer service.”

Revenues for the first quarter ending March 31, 2011 were $13.0 million, up 19 percent from $10.9 million in the prior year period. The increase in revenues is related to obtaining business at new customer facilities and expansion into new product lines associated with our acquisitions.

Gross profit for the three months ending March 31, 2011 was $9.1 million, up 11 percent from $8.1 million in the prior year period. It represented 70 percent of revenues for the latest year, compared with 74 percent in the prior year period. The decrease in the gross margin percentage was primarily related to higher pump depreciation and disposal costs with a higher mix of pump sales and services, as compared to third party billings.

Selling, general and administrative expenses (SG&A) for the first quarter of fiscal 2011 were $8.8 million, 33 percent higher than the prior period’s $6.6 million. As a percent of revenues, SG&A was 68 percent compared to 61 percent for the prior period. The increases were primarily related to an increase in stock based compensation, increased investment in sales and marketing, and expenses associated with the acquired businesses.

Adjusted EBITDA was $3.3 million for the first quarter of 2011 versus $3.2 million in the prior period. The company utilizes Adjusted EBITDA as a means to measure its operating performance. A reconciliation from Adjusted EBITDA, a non-GAAP measure, to net income can be found in the appendix.

Other loss for the first quarter of 2011 was $0.5 million versus $1.2 million other loss in the prior period, reflecting reduced interest expense and no loss on derivatives. As a result, the first quarter net loss was $171 thousand, equal to $0.01 loss per diluted share, versus a $12 thousand net loss, equal to $0.00 income per diluted share in the prior period.

Financial Condition

Net cash provided by operations for the first quarter ending March 31, 2011 was $2.1 million, up 40 percent from $1.5 million for the prior period. The latest quarter’s results reflected higher levels of stock based compensation, depreciation and amortization of intangibles. The company had capital expenditures of $2.4 million, an increase of $1.9 million compared to the prior period. The cash balance decreased by $1.8 million from the previous period and the company ended the quarter with a cash balance of $3.2 million with $25.6 million in long-term debt, net of current.

Conference Call

InfuSystem Holdings, Inc. will host a conference call to share the results of its first quarter fiscal 2011 results on Thursday, May 12, at 10:00 a.m. Eastern Time. Chairman and Chief Executive Officer Sean McDevitt and Jim Froisland, Chief Financial Officer, will discuss the company’s financial performance and answer questions from the financial community.

The company invites interested investors to listen to the presentation, which will be carried live on the company’s Web site: www.infusystem.com in the Investors section. To participate by telephone, the dial-in number is 800-447-0521 with confirmation number 29553628. Those who wish to listen should either dial in or go to the web site several minutes prior to the call to register. A replay of the call can be accessed by dialing 888-843-7419, pass-code 29553628#. An online archive of the conference call will remain on the company’s Web site for the following 30 days.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is the leading provider of infusion pumps and related services to hospitals, oncology practices and other alternate site healthcare providers. Headquartered in Madison Heights, Michigan, the company delivers local, field-based customer support, and also operates Centers of Excellence in Michigan, Kansas, California, and Ontario, Canada. The company’s stock is traded on the NYSE Amex under the symbol INFU.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially form those predicted by such forward-looking statements. These risks and uncertainties include general economic conditions, as well as other risks, detailed from time to time in the company’s publicly filed documents.

Additional information about InfuSystem Holdings, Inc. is available at www.infusystem.com.

FINANCIAL TABLES FOLLOW

INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except share data)	March 31, 2011	December 31, 2010
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$3,176	$5,014
Accounts receivable, less allowance for doubtful accounts of $1,912 and $1,796 at March 31, 2011 and December 31, 2010, respectively	7,056	6,679
Inventory	1,555	1,699
Prepaid expenses and other current assets	699	750
Deferred income taxes	1,127	1,147

Total Current Assets	13,613	15,289
Property & equipment, net	16,663	16,672
Deferred debt issuance costs, net	596	658
Goodwill	64,092	64,092
Intangible assets, net	33,416	33,252
Other assets	552	401

Total Assets	$128,932	$130,364

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,808	$2,016
Other current liabilities	4,449	4,631
Derivative liabilities	116	183
Current portion of long-term debt	5,900	5,551

Total Current Liabilities	12,273	12,381
Long-term debt, net of current portion	25,628	26,646
Deferred income taxes	5,642	5,788
Other liabilities	407	406

Total Liabilities	$43,950	$45,221

Stockholders’ Equity
Preferred stock, $.0001 par value: authorized 1,000,000 shares; none issued	—	—
Common stock, $.0001 par value; authorized 200,000,000 shares; issued 21,179,712 and 21,163,337, respectively; outstanding 21,055,953 and 21,117,516, respectively	2	2
Additional paid-in capital	86,967	87,004
Accumulated other comprehensive loss	(17)	(64)
Retained (deficit) earnings	(1,970)	(1,799)

Total Stockholders’ Equity	84,982	85,143

Total Liabilities and Stockholders’ Equity	$128,932	$130,364

INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31
(in thousands, except share data)	2011	2010

Net revenues	$12,957	$10,934

Cost of revenues:
Cost of revenues — Product, service and supply costs	2,143	1,675
Cost of revenues — Pump depreciation, sales and disposals	1,761	1,139

Gross profit	9,053	8,120

Sales, general and administrative expenses:
Provision for doubtful accounts	1,222	1,393
Amortization of intangibles	645	487
Selling and marketing	2,442	1,442
General and administrative	4,517	3,306

Total sales, general and administrative expenses	8,826	6,628

Operating income	227	1,492

Other loss:
Loss on derivatives	—	(389)
Interest expense	(541)	(805)
Other expense	(3)	—

Total other loss	(544)	(1,194)

(Loss) income before income taxes	(317)	298
Income tax benefit (expense)	146	(310)

Net loss	$(171)	$(12)

Net loss per share:
Basic and diluted	$(0.01)	$(0.00)
Weighted average shares outstanding:
Basic and diluted	21,102,312	19,903,611

INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended March 31
(in thousands)	2011	2010

OPERATING ACTIVITIES
Net (loss)	$(171)	$(12)
Adjustments to reconcile net (loss) to net cash provided by operating activities:
Loss on derivative liabilities	—	389
Provision for doubtful accounts	1,222	1,393
Depreciation	1,558	1,141
Loss on disposal of pumps	271	65
Amortization of intangible assets	645	487
Amortization of deferred debt issuance costs	62	107
Stock-based compensation	248	100
Deferred income taxes	(146)	—
Changes in assets and liabilities, exclusive of effects of acquisitions:
(Increase) in accounts receivable, net of provision	(1,599)	(2,392)
Decrease in other current assets	195	60
(Increase) in other assets	(11)	(7)
(Decrease) increase in accounts payable and other liabilities	(152)	132

NET CASH PROVIDED BY OPERATING ACTIVITIES	2,122	1,463

INVESTING ACTIVITIES
Capital expenditures	(2,438)	(537)

NET CASH USED IN INVESTING ACTIVITIES	(2,438)	(537)

FINANCING ACTIVITIES
Principal payments on term loan	(1,030)	(818)
Treasury shares repurchased	(229)
Principal payments on capital lease obligations	(263)	(140)

NET CASH USED IN FINANCING ACTIVITIES	(1,522)	(958)

Net change in cash and cash equivalents	(1,838)	(32)
Cash and cash equivalents, beginning of period	5,014	7,750

Cash and cash equivalents, end of period	$3,176	$7,718

INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

GAAP RECONCILIATION

(UNAUDITED)

	Three Months Ended March 31
(in thousands, except share data)	2011	2010

Net loss	$(171)	$(12)
Adjustments:
Interest expense	541	805
Income tax (benefit) expense	(146)	310
Depreciation	1,558	1,141
Amortization	645	487

EBITDA	2,427	2,731

Adjustments:
Loss on derivatives	—	389
Stock based compensation	248	100
Sales incentives and related expense	391	—
Acquisition related expenses	185	—

Adj. EBITDA	$3,251	$3,220